                                                                   EXHIBIT 10.22

                            SECURED PROMISSORY NOTE

ONE MILLION DOLLARS ($1,000,000)                   Cambridge, Massachusetts
                                                                March 13, 2001

     FOR VALUE RECEIVED, the undersigned, Mark Cosway (the "Executive"), hereby promises to pay to the order of C-bridge Internet Solutions, Inc., a Delaware corporation (the "Company"), at such place or to such other party or parties as the holder of this Secured Promissory Note (this "Note") may from time to time designate, the principal sum of ONE MILLION DOLLARS ($1,000,000) together with interest thereon from the date hereof upon the terms and conditions specified below.

     1.  PRINCIPAL AND INTEREST.  The principal amount outstanding under this
         ----------------------
Note shall be payable in full, together with all accrued but unpaid interest thereon, upon the earlier of (i) an Event of Default (as defined below) or (ii) March 13, 2003. All payments shall be in lawful money of the United States of America.

     2.  INTEREST RATE.  Interest shall accrue under the Note at an annual rate
         -------------
of 5.11%, compounded semi-annually.

     3.  APPLICATION OF PAYMENTS.  All payments made hereunder shall be applied
         -----------------------
by the holder of this Note as follows:

         (i) First, to the payment of fees, costs and expenses, if any, then due hereunder and/or under the Pledge Agreement (as defined below);

         (ii)   Second, to the payment of accrued and unpaid interest hereunder;
     and

         (iii)  Third, to the payment of principal hereunder;

or in any other reasonable manner deemed appropriate by the holder of this Note. The priority of application elected by the holder of this Note on any one occasion shall not determine any such election in the future.

     4.  PREPAYMENT.  The Executive shall have the right at any time and without
         ----------
penalty or premium to prepay any or all of the outstanding principal balance of this Note and any accrued and unpaid interest thereon.

     5.  ACCELERATION.  The entire unpaid principal sum and accrued and unpaid
         ------------
interest on this Note shall become immediately due and payable upon the occurrence of any of the following events (each, an "Event of Default"):

         (i) thirty (30) days after the termination of the Executive's employment with the Company or any of the Company's subsidiaries for any reason; or

         (ii) the occurrence of a material default by the Executive of his obligations under the Pledge Agreement securing this Note or of any obligation secured thereby.

     6.  SECURITY.  This Note is secured by a first priority lien on 156,600
         --------
shares of the Company's Common Stock (the "Pledged Shares") pursuant to that certain Stock Pledge Agreement by and between the Company and the Executive, dated as of the date hereof (the "Pledge Agreement"). Notwithstanding the foregoing, this Note is fully recourse against the Executive and the Executive shall be liable for all principal hereunder and interest thereon without regard to the Pledged Shares or any other collateral securing this Note.

     7.  COLLECTION.  If this Note is not paid when due, whether at maturity or
         ----------
by acceleration, the Executive promises to pay on demand all costs of collection (including, but not limited to, attorneys' fees) and all expenses incurred in connection with the protection or realization of any collateral incurred by the holder hereof, on account of any such collection, protection or realization, whether or not suit is filed hereon or on the Pledge Agreement or any other instrument granting a security interest securing this Note.

     8.  WAIVER BY THE EXECUTIVE.  The Executive expressly waives presentment,
         -----------------------
protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and all other notices or demands of any kind in connection with the delivery, acceptance, performance or enforcement of this Note, and consents and expressly agrees to any extensions of time (including multiple extensions and extensions for longer than the original term of this Note), renewals, releases of any person or entity liable for the payment of all or any portion of this Note, releases of the Pledged Shares or any other collateral securing this Note, and waivers or modifications or other indulgences that may be granted or consented to by the holder of this Note in respect of the loan evidenced by this Note, in each case without in any way affecting the liability of the Executive or any endorsers hereof. To the fullest extent permitted by law, the defense of the statute of limitations in any action on this Note is waived by the Executive.

     9.  NO WAIVER BY COMPANY.  No single or partial exercise of any power
         --------------------
hereunder shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. Acceptance of any sum by the holder that is less than full payment shall not be construed as a waiver of any default in the payment of this Note.

     10.  USURY PROTECTION.  All agreements between the Executive and the holder
          ----------------
hereof are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law that a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances the holder shall ever receive as interest an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the Executive and the holder hereof with respect to the foregoing.

     11.  GOVERNING LAW.  This Note is to be governed by and construed according
          -------------
to the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

     12.  AMENDMENT.  This Note may from time to time be extended or renewed,
          ---------
with or without notice to the Executive, and any related right may be waived, exchanged, surrendered or otherwise dealt with, all without affecting the liability of the Executive.


                                        /s/ Mark Cosway
                                        ---------------
                                          Mark Cosway

                                       3